HOTCHKIS & WILEY FUNDS
AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 20th day of August, 2015, to the Transfer Agent Servicing Agreement, dated as of October 19, 2001, as amended, (the "Transfer Agent Agreement"), is entered into by and between HOTCHKIS & WILEY FUNDS, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Transfer Agent Agreement; and

WHEREAS, the parties desire to amend the MARS SystemTM  (“MARS”) fees and he fulfillment fees of the Transfer Agent Agreement; and

WHEREAS, Section 6 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to the following:

Exhibit B of the Transfer Agent Agreement is superseded and replaced in its entirety with Amended Exhibit B attached hereto.

Exhibit D of the Transfer Agent Agreement for MARS is superseded and replaced in its entirety with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HOTCHKIS & WILEY FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Anna Marie Lopez	By: /s/ Ian Martin

Printed Name: Anna Marie Lopez	Printed Name: Ian Martin

Title: President	Title: Executive Vice President

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Amended Exhibit B to the Transfer Agent Servicing Agreement – Hotchkis & Wiley Funds
TRANSFER AGENT & SHAREHOLDER SERVICES- FEE SCHEDULE at June, 2015
Annual Service Charges to the Fund

•	Annual Minimum:
$[  ] for [  ] class of a fund; $[  ] for each additional class

Per Account Fees:

•	Load Fund Accounts $[ ] /open account
•	No-Load Fund Accounts $[ ] /open account
•	NSCC Level 3 Accounts:
[  ]  – [  ] accounts                        $[  ] /open account
Next  [  ] accounts                      $[  ] /open account
Over [  ] accounts                      $[  ] /open account
•	Closed Accounts:
                     [  ]  –    [  ] accounts                      $[  ] /closed account
Over [  ] accounts                        $[  ] /closed account

Plus [  ] basis point on total assets of the Trust (capped at $[  ] annually)
Activity Charges
•	Telephone Calls $ [ ] /call
•	Daily Valuation Trades $ [ ] /per trade

Implementation Charges
•	First Cusip $[ ] /fund group setup, first Cusip
•	Subsequent Cusips $[ ] /each additional Cusip
•	Conversion $[ ] /account, $[ ] minimum/fund group

Literature Fulfillment Services
▪	Inbound Teleservicing Only
−	Call Servicing - $[ ] per call

Plus Out-Of-Pocket Expenses – Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, AML verification services, special reports, insurance, record retention, literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, data communication and implementation charges, travel, training, and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services  - FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, B.O.S.S. sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Short-Term Trader reportingT

Fees are billed monthly in arrears.

8/2015 – Hotchkis & Wiley	2

Amended Exhibit B (continued) to the Transfer Agent Agreement
Hotchkis and Wiley Funds
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - FEE SCHEDULE at June, 2015

VISION MUTUAL FUND GATEWAY – Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
• Inquiry Only
• Inquiry - $[  ] per event
• Per broker ID - $[  ] per month per ID
• Transaction Processing
• Implementation - $[  ] per management company
• Transaction – purchase, redeem, exchange, literature order - $[  ] per event
• New Account Set-up – may contain multiple fund/accounts - $[  ] per event
• Monthly Minimum Charge - $[  ] per month

Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family.
• [  ] days or less – $[  ] /open account
• [  ] -[  ] days – $[  ] /open account
• [  ] -[  ] days – $[  ] /open account
• [  ] days – [  ] year - $[  ] /open account
• [  ] year – [  ] years - $[  ] /open account

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
• $[  ] per fund group per month

Charges Paid by Investors – Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
• $[  ] /qualified plan acct (Cap at $[  ] /SSN)
• $[  ] /Coverdell ESA acct (Cap at $[  ] /SSN)
• $[  ] /transfer to successor trustee
• $[  ] /participant distribution (Excluding SWPs)
• $[  ] /refund of excess contribution
• $[  ] /reconversion/recharacterization

Additional Shareholder Paid Fees
• $[  ] /outgoing wire transfer
• $[  ] /overnight delivery
• $[  ] /telephone exchange
• $[  ] /return check or ACH
• $[  ] /stop payment
• $[  ] /research request per account/SSN/item, for items [  ] years or older (Capped at $[  ] /item)

Programming Charges – Charges incurred for customized services based upon fund family requirements including but not limited to:
• Fund setup programming (transfer agent system, statements, options, etc.) – estimate [  ] hours per Cusip
• Select reports – shareholder system queries for customized reporting, mailings, etc.
• File transmissions of client requested shareholder data file extracts
• Conversion programming
• Customized service development
• Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at [  ] hours per fund family
• All other client specific customization and/or development services

8/2015 – Hotchkis & Wiley	3

Amended Exhibit D to the Transfer Agent Servicing Agreement – Hotchkis & Wiley Funds
Support Services and Fees of MARS at June, 2015

MARS Fee Schedule

MARS v7i Product and Services

Monthly Cost
MARS Sales Reporting Module1	$ [ ]
MARS Compliance Module2	$ [ ]	$ [ ]
MARS Sales & Compliance Modules3	$ [ ]

Notes:
1. Includes [  ] Sales Reporting User licenses
2. Includes [  ] Compliance User licenses
3. When Sales Reporting and Compliance are purchased together as part of the initial implementation; includes [  ] Sales Reporting and [  ] Compliance User licenses
Additional MARS v7i Licenses	Fee per User per Month	Number of Licenses	Monthly Cost
MARS v7i CRM User License	$ [ ]
Additional MARS v7i Sales Reporting User Licenses	$ [ ]
Additional MARS v7i Compliance User Licenses	$ [ ]
MARS v7i Blackberry User License	$ [ ]
15MARS v7i iPad App User License – up to [ ] user licenses	$ [ ]
➢ Additional monthly cost per user [ ] through [ ] licenses	$ [ ]
➢ Additional monthly cost per user [ ] through [ ] licenses	$ [ ]
➢ Additional monthly cost per user [ ] through [ ] licenses licenses	$ [ ]
➢ Additional monthly cost per user over [ ] licenses	$ [ ]
Additional MARS v7i Module Pricing	Monthly Site License Fee		Monthly Cost
Customer / Account Module (included with the Compliance Module)	$ [ ]
Data Quality Module	$ [ ]
Coates Analytics Integration Module	$ [ ]
Registered Investment Advisor Data Integration Module (monthly data refresh)	$ [ ]
Web Activity Tracking Module	$ [ ]
Profiling Module	$ [ ]
Document Management Module	$ [ ]
Multiple Windows Module	$ [ ]
CFG Fulfillment Integration Module - requires one-time set up fee	$ [ ]
Google Maps Integration	Users	Monthly Fee
	[ ] - [ ]	$ [ ]
	[ ] - [ ]	$ [ ]
	[ ] - [ ]	$ [ ]
	[ ] - [ ]	$ [ ]
	>[ ]	$ [ ]
Exact Target Integration Module – Please note: This pricing assumes the USBFS client is licensed to use ExactTarget (with the AIM feature) directly through ExactTarget.	$ [ ]
Exact Target Integration Module (includes [ ] user licenses) – this option is available to USBFS clients who are not already licensed to use Exact Target.	$ [ ], plus monthly fee based on email volume @ $[ ]/email
Daily Schwab DSA Automated File Load – Monthly automated download on Schwab DSA files and on-going maintenance to support file layout changes	$ [ ]
Manual Monthly Schwab Data Load – Monthly manual load of Schwab sales/asset portal data into MARS	$ [ ]

8/2015 – Hotchkis & Wiley	4

Manual Monthly Fidelity Data Load – Monthly manual data load of Fidelity sales/asset portal data portal into MARS	$ [ ]	$ [ ]
Manual Monthly TD Ameritrade Data Load - Monthly manual data load of TD Ameritrade portal sales/asset data into MARS	$ [ ]
Manual Daily Fidelity Compliance Data Load - Daily manual data load of Fidelity compliance data from Fidelity portal into MARS	$ [ ]	$ [ ]
Merrill Lynch Compliance Only Data Interface	$ [ ]	$ [ ]
NSCC DTCC SDR Data Line Fee (only required for the Compliance Module)	$ [ ]	$ [ ]
Omni\SERV Module	$ [ ]
Enhanced Services	$ [ ] - $ [ ]	$ [ ]
	Total Monthly Cost:	$ [ ]

MARS System Setup and Implementation Fees	One-time fee		One-time Cost
System Implementation Cost – Historical Sales and Compliance and Contact Data from DST TA2000 or up to [ ] years of data.	$ [ ]
System Implementation Cost – Historical Compliance only and Contact Data from DST TA2000 or up to [ ] years of data.	$ [ ]
Standard MARS Interface	$ [ ]
Omni/SERV Interface Setup	$ [ ]
MARS iPad App Setup Fee	$ [ ]
MARS Blackberry Setup Fee	$ [ ]
Google Maps Integration Setup Fee	$ [ ]
MARS RIA Setup Fee	$ [ ]
MARS Omni\SERV Module Setup Fee	$ [ ]
MARS CFG Setup Fee	$ [ ]
MARS Coates Setup Fee	$ [ ]
MARS Training per Day	$ [ ]
Data Conversion Schwab- historical sales from Schwab for up to [ ] years of sales history	$ [ ]
Data Conversion Fidelity - historical sales from Fidelity for up to [ ] years of sales history.	$ [ ]
Data Conversion TD Ameritrade - historical sales from TD Ameritrade for up to [ ] years of sales history.	$ [ ]
Data Conversion DataLynx - historical sales from DataLynx for up to [ ] years of sales history.	$ [ ]
Data de-duplication – during implementation	$ [ ]
Data de-duplication – post implementation	$ [ ]
Custom Data InterfaceSetup	Cost per interface	Number of interfaces
$ [ ]
	Total One-time Cost:		One-time Cost

8/2015 – Hotchkis & Wiley	5